400 Chestnut Ridge Road Woodcliff Lake, NJ 07677 201-930-3300	NEWS RELEASE
CONTACT: Carol A. Cox, 201-930-3720     EMAIL: ccox@barrlabs.com
Barr Pharmaceuticals Announces Management Change
Woodcliff Lake, NJ – December 19, 2005... Barr Pharmaceuticals, Inc. (NYSE-BRL) today announced that Carole S. Ben-Maimon, M.D., President and Chief Operating Officer of Duramed Research Inc., intends to resign from the Company to pursue new opportunities. Dr. Ben-Maimon will continue to manage Barr’s proprietary product research organization until a successor is named and will remain with the Company until September 2006 to ensure an orderly transition. Dr. Ben-Maimon will remain a member of Barr’s Board of Directors.
“We regret that Carole has elected to leave the organization, but recognize her desire to pursue new opportunities. Her many contributions to the Company as a whole, and in particular her achievements in building our proprietary products research organization into an innovator of women’s healthcare pharmaceutical products, reflect her tremendous expertise and talents,” said Bruce L. Downey, Barr’s Chairman and CEO. “We are grateful that Carole has agreed to remain as a member of the management team until we can identify a successor so that the momentum of our research activities will continue to accelerate. We are also pleased that she will continue to provide counsel to the Company as a member of our Board of Directors. We thank her for her many contributions to the Company over the past five years.”
“I am very proud of the accomplishments of the Duramed Research team during my tenure,” said Dr. Ben-Maimon. “We have built a very talented organization, focused our proprietary research activities, and established a pipeline of products that offer the potential to continue to drive Barr’s proprietary products business forward. At this juncture in my career, I am now looking to take my skills into new arenas.”
Since joining the Company in 2001, Dr. Ben-Maimon has expanded the Company’s initiatives into branded pharmaceuticals. In addition to building the 80+ member team that supports proprietary development efforts, Dr. Ben-Maimon made a major contribution to the successful launch of the SEASONALE® extended-cycle oral contraceptive, a product that established a new segment in the oral contraceptive marketplace. She has also led the team responsible for the development of additional products that will ultimately expand the Company’s extended-cycle oral contraceptive portfolio. In addition, Dr. Ben-Maimon has been responsible for the expansion of Duramed’s line of synthetic conjugated estrogen products; the application seeking to transition the Plan B® emergency contraceptive from prescription to over-the-counter status; establishing Barr’s strategies for pursuing biopharmaceutical products; and, the development of products based on the Company’s proprietary vaginal ring drug delivery technology. The Company currently has four New Drug Applications pending at the U.S. Food and Drug Administration and several proprietary products in clinical development, one of which is in Phase III studies.

About Barr Pharmaceuticals, Inc.
Barr Pharmaceuticals, Inc. is a holding company whose principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., develop, manufacture and market generic and proprietary pharmaceuticals. Duramed Pharmaceuticals, Inc. is the proprietary products unit of the Company, with a focus on Female Healthcare products.
Forward-Looking Statements
Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business. These factors include, among others: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering our products; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; our ability to complete product development activities in the timeframes and for the costs we expect; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we acquire and implementing our new enterprise resource planning system; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; changes in generally accepted accounting principles; and other risks detailed from time-to-time in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.

[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr Laboratories’ Product Information Department at 1-800-Barr Lab. All trademarks referenced herein are the property of their respective owners.]
# # #